Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the several undersigned officers and directors whose signatures appear below, hereby makes, constitutes and appoints David G. Leitch and Ross E. Jeffries, Jr., and each of them acting individually, his or her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file in his or her name and on his or her behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 31, 2018, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

Signature	Title	Date

/s/ Brian T. Moynihan	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	February 26, 2019
Brian T. Moynihan

/s/ Paul M. Donofrio	Chief Financial Officer (Principal Financial Officer)	February 26, 2019
Paul M. Donofrio

/s/ Rudolf A. Bless	Chief Accounting Officer (Principal Accounting Officer)	February 22, 2019
Rudolf A. Bless

/s/ Sharon L. Allen	Director	February 25, 2019
Sharon L. Allen

/s/ Susan S. Bies	Director	February 19, 2019
Susan S. Bies

/s/ Jack O. Bovender, Jr.	Director	February 19, 2019
Jack O. Bovender, Jr.

/s/ Frank P. Bramble, Sr.	Director	February 19, 2019
Frank P. Bramble, Sr.

/s/ Pierre J.P. de Weck	Director	February 25, 2019
Pierre J.P. de Weck

/s/ Arnold W. Donald	Director	February 21, 2019
Arnold W. Donald

/s/ Linda P. Hudson	Director	February 22, 2019
Linda P. Hudson

/s/ Monica C. Lozano	Director	February 21, 2019
Monica C. Lozano

/s/ Thomas J. May	Director	February 19, 2019
Thomas J. May

/s/ Lionel L. Nowell, III	Director	February 19, 2019
Lionel L. Nowell, III

/s/ Clayton S. Rose	Director	February 21, 2019
Clayton S. Rose

/s/ Michael D. White	Director	February 19, 2019
Michael D. White

/s/ Thomas D. Woods	Director	February 18, 2019
Thomas D. Woods

/s/ R. David Yost	Director	February 20, 2019
R. David Yost

/s/ Maria T. Zuber	Director	February 19, 2019
Maria T. Zuber